SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]      Confidential, for use of the Commission only as permitted by Rule 14a-6
         (e)(2)

                                DCAP GROUP, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          not applicable


     2)   Aggregate number of securities to which transaction applies:

          not applicable


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

          not applicable


     4)   Proposed maximum aggregate value of transaction:

          $1,563,500



     5)   Total fee paid:

          $312.70

     [X]  Fee paid previously with preliminary materials:





[  ]      Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1) Amount previously paid:



          2) Form, Schedule or Registration Statement no.:



          3) Filing Party:



          4) Date Filed:

                                DCAP GROUP, INC.
                                  1158 Broadway
                            Hewlett, New York 11557




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 27, 2001




To the Stockholders of DCAP Group, Inc.:



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DCAP Group, Inc., a Delaware corporation, will be held on November 27, 2001 at The Financial Center at Mitchel Field, 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554, at the hour of 10:00 a.m., for the following purposes:



     1. To elect four directors for the coming year.

     2. To approve and ratify the sale by us and our subsidiaries of assets that may constitute, under Delaware law, substantially all of our assets.

     3. To approve an increase in the number of common shares authorized to be issued pursuant to our 1998 Stock Option Plan from 2,000,000 to 3,000,000.

     4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized common shares from 25,000,000 to 40,000,000.

     5. To approve an amendment to our Certificate of Incorporation to provide for the authority to issue up to 1,000,000 preferred shares.

     6. To approve an amendment to our Certificate of Incorporation to broaden the corporate purposes to include any lawful act or activity for which corporations may be organized under Delaware law.

     7. To transact such other business as may properly come before the meeting.


     Only stockholders of record at the close of business on October 15, 2001 are entitled to notice of and to vote at the meeting or at any adjournment thereof.


                                                   Morton L. Certilman
                                                   Secretary



Hewlett, New York
October 25, 2001

================================================================================

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY OUR BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page



Explanatory Note.............................................................................................     1
Summary Term Sheet ..........................................................................................     1
Soliciting, Voting and Revocability of Proxy.................................................................     4
Forward-Looking Statements..................................................................................      6
Executive Compensation......................................................................................      6
Security Ownership of Certain Beneficial Owners and Management..............................................      8
Certain Relationships and Related Transactions...............................................................    10
Proposal 1:  Election of Directors...........................................................................    16
Proposal 2:  Sale of Assets..................................................................................    20
    Sales Transactions........................................................................................   20
    Background of and Reasons for the Sales Transactions.....................................................    22
    Valuation Analysis.......................................................................................    23
    Stockholder Approval.....................................................................................    25
    Regulatory Requirements..................................................................................    26
    Pro Forma Financial Statements...........................................................................    26
    Recommendation and Required Vote.........................................................................    34
Proposal 3: Amendment to 1998 Stock Option Plan to Increase Number
  of Authorized Shares........................................................................................   34
Proposal 4:  Amendment to Certificate of Incorporation to Increase Number
  of Authorized Common Shares.................................................................................   39
Proposal 5:  Amendment to Certificate of Incorporation to Provide for Authority
  to Issue Preferred Shares..................................................................................    40
Proposal 6:  Amendment to Certificate of Incorporation to Broaden Corporate Purposes.........................    41
Independent Public Accountants...............................................................................    41
Stockholder Proposals........................................................................................    42
Other Business...............................................................................................    44
Incorporation of Certain Information by Reference............................................................    44
Appendix A - Authority of Board with respect to Preferred Shares Proposed to be Authorized
Appendix B - Proposed Revised Article THIRD of Certificate of Incorporation with respect to Corporate Purposes

                                DCAP GROUP, INC.
                                  1158 Broadway
                            Hewlett, New York 11557
                          ----------------------------


                                 PROXY STATEMENT
                          -----------------------------

                                EXPLANATORY NOTE

     Throughout this proxy statement, the words "DCAP Group," "we," "our," and "us" refer to DCAP Group, Inc. and the operations of DCAP Group, Inc. as a whole. References to "DCAP Insurance" and the "DCAP Companies" in this proxy statement mean our wholly-owned subsidiary, DCAP Insurance Agencies, Inc., and affiliated companies, and the operations of our insurance-related subsidiaries.


                               SUMMARY TERM SHEET

     The following is a brief summary of the material terms of the transactions pursuant to which we or our subsidiaries have sold or have agreed to sell assets that may constitute, under Delaware law, substantially all of our assets. The summary, which also discusses the effect of stockholder approval of the proposal, is not intended to be a complete description of the transactions and is subject to and qualified in its entirety by reference to the more detailed information contained later in this proxy statement under "Proposal 2: Sale of Assets."


     Sales Transactions

     We or our subsidiaries have entered into the following sales transactions since May 2000:


          In May 2000, we sold to Morton L. Certilman, our then Chairman of the Board, our 50% interest in four DCAP stores. The remaining 50% interest in each store was held by Mr. Certilman's daughter. The total purchase price for our interest was approximately $141,000, after certain credits. The nature of the credits and the other terms of the sale are described in this proxy statement under "Certain Relationships and Related Transactions - Sale of Interests in Stores." The obligation to pay the purchase price of $141,000 for our interest was cancelled in March 2001 based upon Mr. Certilman's agreement to terminate his employment agreement with us and forgo the compensation otherwise due him for the balance of the term ($365,000). This is described in "Certain Relationships and Related Transactions - March 2001 Transactions."


          Between September 2000 and February 2001, we sold seven other DCAP stores to persons who are not affiliated with us for a total purchase price of approximately

          $555,000 (exclusive of contingent amounts). The terms of the sales are described in "Proposal 2: Sale of Assets - Sales Transactions."


          In March 2001, we and our subsidiaries agreed to sell eight other stores to Kevin Lang (three), Abraham Weinzimer (three) and an entity owned by Mr. Certilman (two). At the time of the agreements, Messrs. Lang and Weinzimer were our President and Executive Vice President, respectively, and Mr. Certilman was our Chairman of the Board. Also, each was a director of DCAP Group (Mr. Certilman remains a director). The purchase prices for the sales are as follows:


                        Mr. Lang: $257,000;
                        Mr. Weinzimer: $285,000; and
                        Mr. Certilman: $225,000.

          The terms of the sales are  described  in this proxy  statement  under
          "Certain   Relationships   and  Related   Transactions  -  March  2001
          Transactions."


     Stockholder Approval

     We are submitting the above May 2000 sale, September 2000 - February 2001 sales, and March 2001 agreements to sell to our stockholders for approval based upon our belief that the assets sold and agreed to be sold may constitute, under Delaware law, substantially all of our assets. Stockholder approval is being sought for the transactions in their totality and not individually; however, as discussed below, the obtaining of, or the failure to obtain, stockholder approval will affect the sale transactions in different ways.

     The sales to Messrs. Lang, Weinzimer and Certilman pursuant to the March 2001 Agreements are not yet final and are subject to the receipt of approval by our stockholders of the sales (either individually, as a group or as part of a sale of our assets that may constitute a sale of substantially all of our assets).

     At the time of execution of the March 2001 agreements with Messrs. Lang and Weinzimer, each of them paid to us the entire purchase price for his stores. Mr. Certilman paid $197,000 of his purchase price at the time of execution of his agreement. In the event stockholder approval is not received by December 31, 2001, each of Messrs. Lang, Weinzimer and Certilman may demand a return of his respective payment. As security for the return of the amounts paid to us, we granted to each of Messrs. Lang, Weinzimer and Certilman a security interest in the assets they agreed to acquire. In the event of a demand by Messrs. Lang, Weinzimer and/or Certilman, we have the option to require that, instead of our having to repay the sums, they foreclose upon their respective liens. In the event of foreclosure, Messrs. Lang, Weinzimer and Certilman will have obtained their respective stores without stockholder approval of the transaction.

     In contrast with the March 2001 agreements, the sales that were completed between May 2000 and February 2001 are final and binding and are not subject to stockholder approval or ratification. No party to any of the sales agreementswas given any right to undo any of the transactions in the event stockholder approval or ratification was not obtained. Therefore, in the event stockholders do not approve Proposal 2, there will be no effect upon the validity of these completed sales. Stockholder approval of Proposal 2 would, however, serve to signify that the stockholders have ratified these sales.

     Effect

     Following the sale of the eight stores to Messrs. Lang, Weinzimer and Certilman, or in the event they foreclose their respective liens and obtain the stores, the number of stores wholly or partially owned by us will be reduced to three. Our business will consist primarily of our insurance franchise operations and our related operations in the areas of income tax preparation, premium financing and automobile club services. We currently have 55 franchise locations, excluding the above eight stores that are to become DCAP franchsies in the event of sale or foreclosure.

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY



     This proxy statement is being mailed to all stockholders of record at the close of business on October 15, 2001 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on November 27, 2001 at 10:00 a.m., local time, or any adjournment thereof. The proxy and this proxy statement were mailed to stockholders on or about October 25, 2001.



     All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

     (1) FOR the nominees named in the proxy to our Board of Directors;

     (2) FOR the approval and ratification of the sale of assets;

     (3) FOR the approval of an increase in the number of common shares authorized to be issued pursuant to our 1998 Stock Option Plan from 2,000,000 to 3,000,000;

     (4) FOR the approval of an amendment to our Certificate of Incorporation to increase the number of authorized common shares from 25,000,000 to 40,000,000;

     (5) FOR the approval of an amendment to our Certificate of Incorporation to provide for the authority to issue up to 1,000,000 preferred shares; and

     (6) FOR the approval of an amendment to our Certificate of Incorporation to broaden the corporate purposes to include any lawful act or activity for which corporations may be organized under Delaware law.

     Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.


     The total number of common shares outstanding and entitled to vote as of October 15, 2001 was 11,353,402. The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.


    Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (four) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees. A majority of the common shares outstanding and entitled to vote as of October 15, 2001, or 5,676,702 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on October 15, 2001 will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being four nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.


     Stockholders may expressly abstain from voting on Proposals 2, 3, 4, 5 and 6 by so indicating on the proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to stockholders. Broker non-votes are not counted for the purpose of determining whether a particular proposal has been approved. Since Proposals 2, 4, 5 and 6 require the approval of a majority of our outstanding common shares, abstentions and broker non-votes will have the effect of a negative vote. Since Proposal 3 requires the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have a negative vote while broker non-votes will have no effect.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 1158 Broadway, Hewlett, New York 11557, Attention: Corporate Secretary.

     The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices, 1158 Broadway, Hewlett, New York 11557, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (516) 374-7600, extension 3.

     Stockholders do not have any appraisal rights under Delaware law in connection with the sale of assets. Therefore, even if a stockholder votes against the approval and ratification of the sale, he will not be entitled to seek payment from us for his common shares.



                           FORWARD-LOOKING STATEMENTS

     Certain information contained in this proxy statement and/or incorporated by reference in this proxy statement includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this proxy statement or which are otherwise made by or on behalf of us. For this purpose, any statements contained or incorporated by reference in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect our results include, but are not limited to, the risks and uncertainties associated with undertaking different lines of business, the lack of experience in operating certain new business lines, the decline in the number of insurance companies offering insurance products in our markets, the volatility of insurance premium pricing, government regulation, competition from larger, better financed and more established companies, the possibility of tort reform and a resultant decrease in the demand for insurance, the uncertainty of litigation with regard to our hotel lease, the dependence on our executive management, and our ability to raise additional capital which may be required in the near term. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publically update or revise any forward-looking statements, whether from new information, future events or otherwise.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2000, 1999 and 1998 for each of our executive officers as of December 31, 2000 who had a total salary and bonus for that year in excess of $100,000:



                                                                    Long-Term Compensation
                                                                  -------------------------
                                   Annual Compensation                    Awards                      All Other
Name and                           -------------------                   --------                     ---------
Principal Position               Year           Salary            Shares Underlying Options         Compensation
------------------               ----           ------            -------------------------         ------------

Morton L. Certilman             2000           $125,000                      -                          -0-*
Chairman of Board(1)            1999            129,167                   225,000                       -0-*
                                1998            150,000                      -                          -0-*

Kevin Lang                      2000           $250,000                      -                           -
 President(2)                   1999            208,000(3)                200,000                        -
                                1998               -                         -                           -


Abraham Weinzimer               2000           $250,000                      -                           -
 Executive Vice President(4)    1999            208,000(3)                200,000                        -
                                1998               -                         -                           -

* Excludes fees payable during 1998, 1999 and 2000 by us to Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Certilman is a member.

(1) Effective March 28, 2001, Mr. Certilman resigned his position as our Chairman of the Board.


(2) Effective March 28, 2001, Mr. Lang resigned his position as our President and a director, and he became President of DCAP Management Corp., our wholly-owned subsidiary that operates our franchise business. He served in that position until September 2001.


(3) Represents salary paid from February 25, 1999, the date of our acquisition of the DCAP Companies. Messrs. Lang and Weinzimer were the principals of these companies.

(4) Effective March 28, 2001, Mr. Weinzimer resigned his position as our Executive Vice President and a director.

     Options

     No grants of stock options were made to any of Messrs. Certilman, Lang or Weinzimer during the fiscal year ended December 31, 2000.

                                     AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                              ENDED DECEMBER 31, 2000 AND FISCAL YEAR-END OPTION VALUES
---------------------------- --------------- ----------- ------------------------------ ------------------------------

                                                               Number of Shares
                               Number of                    Underlying Unexercised          Value of Unexercised
                                 Shares                           Options at                In-the-Money Options
                                Acquired       Value           December 31, 2000            at December 31, 2000
Name                          on Exercise     Realized     Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------------- --------------- ----------- ------------------------------ ------------------------------
---------------------------- --------------- ----------- ------------------------------ ------------------------------
Morton L. Certilman                -            N/A             112,500/112,500                      0/0

Kevin Lang                         -            N/A             100,000/100,000                      0/0

Abraham Weinzimer                  -            N/A             100,000/100,000                      0/0
---------------------------- --------------- ----------- ------------------------------ ------------------------------

    Long-Term Incentive Plan Awards

     No awards were made to any of Messrs. Certilman, Lang or Weinzimer during the fiscal year ended December 31, 2000 under any long-term incentive plan.

     Compensation of Directors

     Our directors are not entitled to receive any compensation for their services as directors.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements


     Effective March 28, 2001, our subsidiary, DCAP Management, entered into a six month employment agreement with Mr. Lang pursuant to which he was employed as its President.

     During the term of the employment agreement, Mr. Lang was required to expend all of his working time for DCAP Management, except that he was permitted to expend up to eight hours per week in connection with the operation of the three DCAP stores he has agreed to purchase, as discussed under "Certain Relationships and Related Transactions."

     Pursuant to the employment agreement, Mr. Lang was entitled to receive a salary of $125,000 per annum. In addition, in connection with each franchise agreement approved by the DCAP Management Board of Directors and entered into solely as a result of Mr. Lang's efforts, he was entitled to receive $2,000.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of September 30, 2001 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under "Executive Compensation," and (iv) all of our present executive officers and directors as a group.

 Name and Address                            Number of Shares                      Approximate
 of Beneficial Owner                         Beneficially Owned                 Percent of Class
 -------------------                         ------------------                 ----------------

Jay M. Haft                                 1,788,893(1) (2)                            15.5%
1001 Brickell Bay Drive
Miami, Florida



                                       8



Eagle Insurance Company                     1,486,893(3)                                13.1%
c/o The Robert Plan
  Corporation
999 Stewart Avenue
Bethpage, New York

Robert M. Wallach                           1,486,893(4)                                13.1%(4)
c/o The Robert Plan
  Corporation
999 Stewart Avenue
Bethpage, New York

Morton L. Certilman                         1,336,005(1)(5)                             11.5%
The Financial Center at
  Mitchel Field
90 Merrick Avenue
East Meadow, New York

Kevin Lang                                    851,460(1)(6)                              7.4%
3789 Merrick Road
Seaford, New York

Abraham Weinzimer                             783,924(1)                                 6.9%
418 South Broadway
Hicksville, New York


Barry Goldstein                                        0                                    -
1158 Broadway
Hewlett, New York


All executive officers
and directors as a group                     5,463,251(1)(2)(5)                         45.5%
(5 persons)                                           (6)(7)


(1)  Based upon Schedule 13D filed under the Securities Exchange Act of 1934.

(2) Includes 225,000 shares issuable upon the exercise of currently exercisable options and 15,380 shares held in a retirement trust for the benefit of Mr. Haft.

(3)  Eagle is a wholly-owned subsidiary of The Robert Plan Corporation.

(4) Represents shares owned by Eagle, of which Mr. Wallach, one of our directors, is a Vice President. Eagle is a wholly-owned subsidiary of The Robert Plan, of which Mr. Wallach is President, Chairman and Chief Executive Officer.

(5) Includes 225,000 shares issuable upon the exercise of currently exercisable options and 902,452 shares held in a retirement trust for the benefit of Mr. Certilman.

(6) Includes 200,000 shares issuable upon the exercise of currently exercisable options.

(7) Includes shares owned by Eagle, of which Mr. Wallach is a Vice President. Mr. Wallach is also President, Chairman and Chief Executive Officer of The Robert Plan, Eagle's parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DCAP Agreement

     On February 25, 1999, pursuant to the terms of an Agreement dated as of May 8, 1998 between Messrs. Lang, Weinzimer, Certilman and Haft and us, as amended, we acquired DCAP Insurance. Prior to our acquisition of DCAP Insurance, Messrs. Lang and Weinzimer were its principals. Messrs. Certilman and Haft were parties to the agreement since they acquired shares of DCAP Group concurrently as described below. The following is a summary of the material terms of the agreement:

     Acquisition of Common Shares

     Pursuant to the agreement, we acquired DCAP Insurance. At the closing of the acquisition, we issued the following common shares:

     o 3,300,000 shares to Messrs. Lang and Weinzimer (1,650,000 shares to each) in consideration for their transfer of the shares of DCAP Insurance.

     o 950,000 shares to Messrs. Lang and Weinzimer (475,000 shares to each) at a purchase price of $.25 per share (an aggregate of $237,500), paid as follows:

          o an amount in cash equal to the par value of the 950,000 shares (an aggregate of $9,500); and

          o the balance by the delivery by each of Messrs. Lang and Weinzimer of a promissory note in the principal amount of $114,000 (an aggregate of $228,000). These notes provided for, among other things, the following:

               o    interest at the rate of 6% per annum; and

               o payment of principal and interest in six equal annual installments commencing April 15, 2001 and continuing through April 15, 2006, subject to acceleration to the extent that Mr. Lang or Mr. Weinzimer received any proceeds from the sale or other disposition of any common shares; and

     o 452,000 shares to Messrs. Certilman and Haft or their designees (208,500 shares to each of Messrs. Certilman and Haft or his retirement trust and an aggregate of 35,000 shares to a designee of Mr. Certilman) at a purchase price of $.25 per share (an aggregate of $113,000), paid in cash.


     At the closing of our acquisition of DCAP Insurance, each of Messrs. Haft, Lang and Weinzimer and Mr. Certilman's retirement trust also purchased 450,000 of our common shares (1,800,000 shares in the aggregate) beneficially owned by Sterling Foster Holding Corp. and held by Mr. Certilman as voting trustee pursuant to a Voting Trust Agreement with Sterling Foster, at a purchase price of $.25 per share. Mr. Certilman did not receive any portion of such purchase price. Upon such purchase, the Voting Trust Agreement was terminated.

     At the closing of the acquisition, we also loaned $112,500 to each of Messrs. Lang and Weinzimer (an aggregate of $225,000). The proceeds of the loans were used by Messrs. Lang and Weinzimer solely for the purpose of purchasing their shares from Sterling Foster. Each of the loans was evidenced by a promissory note that provided for, among other things, the following:

     o    interest at the rate of 6% per annum;

     o payment of principal and interest in six equal annual installments commencing April 15, 2001 and continuing through April 15, 2006, subject to acceleration to the extent that Mr. Lang or Mr. Weinzimer received any proceeds from the sale or other disposition of any common shares;

     o non-recourse against Messrs. Lang and Weinzimer, i.e., Messrs. Lang and Weinzimer would not be personally liable for the payment of the notes; instead, in the event of a default, our sole remedy would be pursuant to a pledge by Messrs. Lang and Weinzimer of their Sterling Foster shares, as discussed below; and

     o the right of each of Messrs. Lang and Weinzimer to satisfy the amounts due under his respective note by delivering our common shares valued at the greater of (i) $.25 per share or (ii) the average market price of our common shares for the 20 trading days immediately preceding the date of delivery of the shares.

     The payment of all amounts due under the $114,000 notes was secured by a pledge by each of Messrs. Lang and Weinzimer to us of 570,000 common shares. The payment of all amounts due under the $112,500 notes was secured by a pledge by each of Messrs. Lang and Weinzimer to us of the shares acquired by him from Sterling Foster.

     The $.25 per share purchase price for the shares, as described above, was based upon a share valuation performed by Margolin, Winer & Evans LLP, certified public accountants.

     See "March 2001 Transactions" for a discussion of our reacquisition of a portion of the shares issued to Messrs. Lang and Weinzimer and the cancellation of the notes discussed above.

     Restrictive Covenant Agreements

     At the closing of our acquisition of DCAP Insurance, Messrs. Lang and Weinzimer executed and delivered to us a restrictive covenant agreement. Pursuant to this agreement, each agreed that for five years he will not engage or participate in a business that is similar to or competitive with our business anywhere within five miles of the location of any of our offices (including franchises).

     The restrictive covenants contained in the restrictive covenant agreement are separate and independent from the restrictive covenants contained in the employment and franchise agreements entered into with them.

     Sale of Company Shares

     Pursuant to an employment agreement we entered into with Mr. Lang at the time of our acquisition of the DCAP Companies, we have loaned him $36,000. While such loan is outstanding, Mr. Lang will be obligated to sell, as soon as legally permissible, the maximum number of our common shares that he is permitted by law to sell, and to use the proceeds to satisfy his obligations under his notes. Until the above loan has been satisfied in full, Mr. Lang may not sell or otherwise dispose of any of his common shares for less than $.25 per share (subject to adjustment for stock splits and the like) without our prior written consent.

     Eagle

     Concurrently with our acquisition of the DCAP Companies, we issued and sold to Eagle 1,486,893 of our common shares for an aggregate cash purchase price of approximately $1,000,000, or $.67 per share.

     Eagle is a New Jersey insurance company wholly-owned by The Robert Plan, one of the largest insurers of assigned-risk drivers in the United States. Pursuant to separate agency agreements between some of our DCAP stores and certain insurance company subsidiaries of The Robert Plan, the DCAP stores have been appointed agents of the insurance companies with regard to the offering of automobile and other insurance products.

     Pursuant to our agreement with Eagle, Robert M. Wallach, Eagle's Vice President and the President, Chairman and Chief Executive Officer of The Robert Plan, was appointed as a member of our Board of Directors. We agreed that, during the five year period following the closing, provided that Eagle remains the beneficial owner of at least 1,000,000 of our common shares (subject to adjustment for stock splits and the like), we shall continue to nominate Mr. Wallach as a director.

     Sale of Interests in Stores

     Prior to May 31, 2000, four of the DCAP stores were owned one-half by the daughter of Mr. Certilman and one-half by us. Effective May 31, 2000 we sold our 50% interest in each of the stores to Mr. Certilman upon the following material terms and conditions:



     o The purchase price for our interest in the stores was approximately $141,000, after certain credits. These credits, which totaled
          $126,000,   represented  franchise  fees  received  by  us  for  three franchises that were granted by us in violation of a territorial exclusivity agreement with the four DCAP stores.


     o    The purchase price was payable as follows:

          o $66,000 was payable at the rate of $6,000 per month, starting on the first anniversary of the closing, and

          o    the balance of the  purchase  price was payable  over five years,
               together  with  6%  interest,   in  equal  monthly   installments
               commencing on the second anniversary of the closing.


     o We agreed to waive all indebtedness owing by the stores to us. As of the closing, the approximate amount of such indebtedness, which related to advances made by us on behalf of the stores for operating expenses, was $210,000.


     o As part of the transaction, the stores became conversion franchisees, and the first annual franchise charge of $18,000 per store was paid in full at the closing in consideration for a waiver of the annual franchise charges during the second year.

     o    The  stores  entered  into  franchise  agreements  with us,  which are
          similar  in  most  respects  to  our  standard  conversion   franchise
          agreement (including standard territorial rights), except that

          o the stores have a right of first refusal with regard to franchise locations to be offered in zip codes adjoining those in which the stores are located, and

          o in the event we sell another franchise to be located in the territory with respect to which a store currently has certain rights (which is more expansive than the rights granted pursuant to the franchise agreements), the annual franchise fee for the particular store will be waived for six months.

          These rights were granted in consideration of the waiver of certain other geographic rights not granted to other franchisees.

          o Certain license fees totaling $40,000 previously prepaid by Mr. Certilman will be retained by us, to be applied generally against franchise fees for any new franchises granted to Mr. Certilman or his designee.

     See "March 2001 Transactions" for a discussion of the cancellation of the above amount due by Mr. Certilman as well as of agreements to sell DCAP stores to Messrs. Lang, Weinzimer and Certilman.

     March 2001 Transactions

     In March 2001, the following transactions occurred:

     o We entered into agreements with Messrs. Lang, Weinzimer and Certilman that provide for our sale to them of a total of eight of our DCAP stores. Pursuant to the agreements, Mr. Lang is to acquire three of the stores for a total purchase price of approximately $257,000, Mr. Weinzimer is to acquire three of the stores for a total purchase price of $285,000 and an entity owned by Mr. Certilman (we refer to the entity as "Mr. Certilman") is to acquire two of the stores for a total purchase price of approximately $225,000. At the time of execution of the agreements with Messrs. Lang and Weinzimer, each of them paid to us the total amount of his respective purchase price. At the time of execution of the agreement with Mr. Certilman, we received approximately $197,000 of the purchase price. The balance of $28,000 is payable at the closing of the acquisition through the assumption of our obligation to an unaffiliated third party in that amount. The obligation was incurred in May 2000 in connection with our acquisition of the third party's interest in one of the stores being acquired by Mr. Certilman. The closing of the sales is subject to the receipt of approval by our stockholders of the sales (either individually, as a group or as part of a sale of our assets that may constitute a sale of substantially all of our assets). Pending the closing, each of Messrs. Lang, Weinzimer and Certilman is managing his respective stores and will be entitled to receive a management fee equal to the net profits of the stores. Each of them will also be responsible for all losses incurred during this interim period.


     o As security for the return of the amounts paid to us at the time of execution of the agreements, we granted to Messrs. Lang and Weinzimer a lien in the outstanding shares of the respective stores they have agreed to acquire and to Mr. Certilman a lien in the assets of the stores he has agreed to acquire. In the event stockholder approval is not received by December 31, 2001, each of Messrs. Lang, Weinzimer and Certilman may demand a return of his respective payments. We have the option to require that, instead of repaying the sums, they foreclose upon their respective liens. The right to foreclose is not conditioned upon the receipt of stockholder approval. In the event of foreclosure by Mr. Certilman, he would have to assume the $28,000 liability discussed above.

     o We agreed with Messrs. Lang, Weinzimer and Certilman that, at the closing of the store sales or in the event of the foreclosure of their liens, we would enter into franchise agreements with them on terms similar to those entered into by Mr. Certilman in May 2000 (as described above under "Sale of Interests in Stores"), except that, in general, none of the franchisees will be allowed to terminate their respective franchise agreements prior to March 31, 2003. Messrs. Lang, Weinzimer and Certilman have agreed that, pending the closing, they would be responsible for charges as if the franchise agreements had been executed.

     o We reacquired a total of 3,714,616 of the shares issued to Messrs. Lang and Weinzimer (see "DCAP Agreement - Acquisition of Common Shares") in consideration of the cancellation of indebtedness owed to us by them in the aggregate amount of $928,654.

     o We agreed with Mr. Lang to terminate his employment agreement that was scheduled to expire in February 2004, and DCAP Management, our wholly-owned subsidiary that operates our franchise business, entered into a new employment agreement with him as discussed under "Executive
          Compensation - Employment Contracts; Termination of Employment and Change-in-Control Arrangements." Based upon Mr. Lang's agreement to forgo the compensation otherwise payable to him for the balance of the original employment term ($667,000, net of the amount payable to him pursuant to his new employment agreement), we granted to Mr. Lang a price concession of approximately $85,000 in connection with his purchase of his three stores. This price concession resulted in a purchase price of $257,000 for Mr. Lang.

     o We agreed with Mr. Weinzimer to terminate his employment agreement that was scheduled to expire in February 2004. Based upon Mr. Weinzimer's agreement to forgo the compensation otherwise payable to him for the balance of the employment term ($729,000), we granted to Mr. Weinzimer a price concession of approximately $85,000 in connection with his purchase of his three stores. This price concession resulted in a purchase price of $285,000 for Mr. Weinzimer.

     o We agreed with Mr. Certilman to terminate his employment agreement that was scheduled to expire in February 2004. Concurrently, based upon Mr. Certilman's agreement to forgo the compensation otherwise payable to him for the balance of the employment agreement term ($365,000), we agreed to cancel indebtedness of approximately $141,000 that Mr. Certilman owed to us pursuant to his purchase of our interest in four DCAP stores as discussed above under "Sale of Interests in Stores."

     o We agreed with Mr. Haft to terminate his employment agreement that was scheduled to expire in February 2004.

     o Each of Messrs. Lang, Weinzimer, Certilman and Haft resigned as an officer of DCAP Group. Messrs. Lang and Weinzimer also resigned as directors.

     Relationship

     Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Certilman is a member, serves as our counsel. It is presently anticipated that such firm will continue to represent us and will receive fees for its services at rates and in amounts not greater than would be paid to unrelated law firms performing similar services. Certilman Balin has also served as counsel to DCAP Insurance and The Robert Plan with respect to certain matters; however, it did not serve as counsel to DCAP Insurance or Messrs. Lang and Weinzimer in connection with our acquisition of DCAP Insurance, to Messrs. Lang or Weinzimer in connection with the transactions with them discussed under "March 2001 Transactions" or to Eagle in connection with the issuance of shares to Eagle. In addition, Certilman Balin did not serve as counsel to either us or Mr. Certilman in connection with the transactions with him discussed under "Sale of Interests in Stores" and "March 2001 Transactions" above.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

     Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (four) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

     Nominees for Directors


     All four of the nominees are currently directors of DCAP Group. The following table sets forth each nominee's age as of September 30, 2001, the positions and offices presently held by him with us, and the year in which he became a director. The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.



                                                                                               Director
              Name                      Age          Positions and Offices Held                  Since
              ----                      ---          --------------------------                 --------

Barry Goldstein                         48        President, Chairman of the Board, Chief         2001
                                                  Executive Officer, Chief Financial
                                                  Officer, Treasurer and Director
Morton L. Certilman                     69        Secretary and Director                          1989
Jay M. Haft                             65        Director                                        1989
Robert M. Wallach                       48        Director                                        1999


     Barry Goldstein

     Mr. Goldstein was elected our Chief Executive Officer and Chief Financial Officer in February 2001, our Chairman of the Board and a director in March 2001, and our President and Treasurer in May 2001. Since April 1997, he has served as President of AIA Acquisition Corp., which operates insurance agencies. Since 1982, he has served as President of Stone Equities, a consulting firm.

     Morton L. Certilman

     Mr. Certilman served as our Chairman of the Board from February 1999 (concurrently with our acquisition of DCAP Insurance) until March 2001. From October 1989 to February 1999, he served as our President. He has served as one of our directors since 1989. He was elected our Secretary in May 2001. Mr. Certilman has been engaged in the practice of law since 1956 and is a member of the law firm of Certilman Balin Adler & Hyman, LLP. Mr. Certilman is Chairman of the Long Island Regional Planning Board, the Nassau County Coliseum Privatization Commission, and the Northrop/Grumman Master Planning Council. He served as a director of the Long Island Association and the New Long Island Partnership for a period of ten years and currently serves as a director of the Long Island Sports Commission. Mr. Certilman has lectured extensively before bar associations, builders' institutes, title companies, real estate institutes, banking and law school seminars, The Practicing Law Institute, The Institute of Real Estate Management and at annual conventions of such organizations as the National Association of Home Builders, the Community Associations Institute and the National Association of Corporate Real Estate Executives. He was a member of the faculty of the American Law Institute/American Bar Association, as well as the Institute on Condominium and Cluster Developments of the University of Miami Law Center. Mr. Certilman has written various articles in the condominium field, is the author of the New York State Bar Association Condominium Cassette and the Condominium portion of the State Bar Association book on "Real Property Titles." Mr. Certilman received an LL.B. degree, cum laude, from Brooklyn Law School.

     Jay M. Haft


     Mr. Haft served as our Vice Chairman of the Board from February 1999 (concurrently with our acquisition of DCAP Insurance) until March 2001. From October 1989 to February 1999, he served as our Chairman of the Board. He has served as one of our directors since 1989. Mr. Haft has been engaged in the practice of law since 1959 and since 1994 has served as counsel to Parker Duryee Rosoff & Haft. From 1989 to 1994, he was a senior corporate partner of that firm. Mr. Haft is a strategic and financial consultant for growth stage companies. He is active in international corporate finance and mergers and acquisitions. Mr. Haft also represents emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. Mr. Haft is also a director of many public and private corporations, including Robotic Vision Systems, Inc., NCT Group, Inc., Encore Medical

Corporation, DUSA Pharmaceuticals, Inc., Oryx Technology Corp., and Thrift Management, Inc, all of whose securities are traded in the over-the-counter market. Mr. Haft is a past member of the Florida Commission for Government Accountability to the People. He is also a trustee of Florida International University and serves on the advisory board of the Wolfsonian Museum in Miami, Florida. Mr. Haft received B.A. and LL.B. degrees from Yale University.


     Robert M. Wallach

     Mr. Wallach has served since 1993 as President, Chairman and Chief Executive Officer of The Robert Plan Corporation, an insurance company holding company that provides services to insurance companies. He has served as one of our directors since 1999.

     There are no family relationships among any of our executive officers and directors.

     Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

     Committees

     The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Certilman and Haft. The directors who serve on the Audit Committee are not "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. To date, our Board of Directors has not adopted a written charter for the Audit Committee.

     The Finance Committee of the Board of Directors is responsible for (i) developing and analyzing plans for corporate expansion, examining and adjusting our capital structure and determining long-range financial requirements and (ii) other matters relating to our financial affairs. The members of the Finance Committee currently are Messrs. Certilman and Haft.

     We do not have any standing nominating or compensation committees of the Board of Directors or committees performing similar functions. These functions are currently performed by our Board as a whole.

     Report of the Audit Committee

     In overseeing the preparation of DCAP's financial statements, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management. The Committee also discussed with Holtz Rubenstein LLP, DCAP's outside auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee received the written disclosures and letter from Holtz Rubenstein LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed the independence of Holtz Rubenstein LLP with that firm.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in DCAP's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                         Members of the Audit Committee

                               Morton L. Certilman
                                   Jay M. Haft

     Meetings

     Our Board of Directors held five meetings during the fiscal year ended December 31, 2000. All of our then directors attended all such meetings with the exception of Mr. Wallach, who attended three of the meetings. Neither the Audit Committee nor the Finance Committee of the Board of Directors held any meetings during the fiscal year ended December 31, 2000.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2000. To our knowledge, based solely on a review of written representations that no reports were required, during the fiscal year ended December 31, 2000, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                           PROPOSAL 2: SALE OF ASSETS

     At the meeting, the stockholders of DCAP will consider and vote upon a proposal to approve and ratify the sale by us and our subsidiaries of assets that may constitute, under Delaware law, substantially all of our assets. A summary of the sales is included in this proxy statement beginning on the cover page hereof.

     Sales Transactions

     We or our subsidiaries have entered into the following sales transactions since May 2000. The terms of the sales were as a result of arm's length negotiations between the parties based upon then current market conditions. No independent appraisal or valuation was received in connection with any of the sales transactions.

     o In May 2000, we sold to Morton L. Certilman, our then Chairman of the Board, our 50% interest in four DCAP stores located in Queens and Nassau Counties, New York. The remaining 50% interest in each store was held by Mr. Certilman's daughter. The total purchase price for our interest was approximately $141,000, net of certain credits applied, and was arrived at following arm's length negotiations. The purchase price (prior to the credits) was equal to approximately one-half of the aggregate commissions for the stores for the year ended December 31, 1999. We believe that a purchase price for a 50% interest in a store equal to one-half of the store's annual commissions represented fair market value at that time. The other terms of the sale are described in this proxy statement under "Certain Relationships and Related Transactions - Sale of Interests in Stores." The obligation to pay the purchase price of $141,000 for our interest was canceled in March 2001 based upon Mr. Certilman's agreement to terminate his employment agreement with us and forgo the compensation otherwise due him for the balance of the term ($365,000). This is described in "Certain Relationships and Related Transactions - March 2001 Transactions."

     o Between September 2000 and February 2001, we sold seven other DCAP stores to persons who are not affiliated with us for a total purchase price of approximately $555,000 (exclusive of contingent amounts). The aggregate purchase price for the stores, which was arrived at following arm's length negotiations, was approximately 55% of the aggregate annualized commissions for the stores for the nine months ended September 30, 2000. We believe that a purchase price equal to that percentage of a store's annual commissions represented fair market value at that time. A summary of the sales is set forth below:



                                                                                                                        Became a
                     Store                                                                                               DCAP
  Date             Location(s)       Purchaser            Purchase Price      Nature of Sale      Payment Terms        Franchise?
  ----             -----------       ---------            --------------      --------------      -------------        ----------
September 2000    Staten Island,    Hari Roth             $128,000 (net of     Sale of stock      Payable in full at        Yes
                  NY                2048 Victory Blvd.    $10,000 credit)                         or shortly
                                    Staten Island, NY                                             following closing


                                       20




September 2000    Brooklyn, NY      Rio Brokerage, Inc.   One times commissions  Sale of book         $15,000 at closing;     No
                                    4501 Fifth Avenue     received during 12     of business          balance monthly
                                    Brooklyn, NY          months following
                                                          closing from book of
                                                          business sold

October 2000      Manhattan, NY     CIS Brokerage, Inc.      $100,000            Sale of book         $80,000 at closing;    No
                   (2 stores)       790 11th Avenue                              of business          balance on
                                    New York, NY                                                      December  31, 2000

November 2000     Bronx, NY         Harvey Grossman          $115,000            Sale of stock        Payable in full at     Yes
                                    57 Eastview Drive                                                 or shortly
                                    Valhalla, NY                                                      following closing

December 2000     Yonkers, NY       Allan Bellinger          $112,500            Sale of stock        Payable in full at     Yes
                                    21 Hewitt Avenue                                                  or  shortly
                                    Bronxville, NY                                                    following closing

February 2001     Woodhaven, NY     Andrew Lerner            $100,000            Sale of stock        Payable in full at     Yes
                                    2194 Bellewood                                                    or shortly
                                    Drive Merrick, NY                                                 following closing


     o In March 2001, we and our subsidiaries agreed to sell eight other stores to Kevin Lang (three), Abraham Weinzimer (three) and an entity owned by Mr. Certilman (two). The locations of the stores are as follows:

                    o    Lang:                    Amityville, New York
                                                  Medford, New York
                                                  Seaford, New York

                    o    Weinzimer:               Hempstead, New York
                                                  Hicksville, New York
                                                  Jamaica, New York

                    o    Certilman:               East Meadow, New York
                                                  Flushing, New York

          At the time of the  agreements,  Messrs.  Lang and Weinzimer  were our
          President and Executive Vice President, respectively, and Mr. Certilman was our Chairman of the Board. Also, each was a director of DCAP Group (Mr. Certilman remains a director). The purchase prices for the sales are as follows:

                    o    Lang: $257,000;
                    o    Weinzimer: $285,000; and
                    o    Certilman: $225,000.

          The terms of the sales are described in this proxy statement under "Certain Relationships and Related Transactions - March 2001 Transactions." We did not
          utilize a special independent committee of our Board of Directors to perform an analysis of the fairness of the transactions or to negotiate the terms of the sales on our behalf. We believe, however, that the purchase prices were fair based upon the valuation analysis we performed as discussed below under "Valuation Analysis" and the concurrent termination of employment agreements with each of Messrs. Lang, Weinzimer and Certilman as discussed under "Certain Relationships and Related Transactions" and below under "Valuation Analysis."

     Background of and Reasons for the Sales Transactions

     Prior to February 25, 1999, our sole business was the operation of the International Airport Hotel in San Juan, Puerto Rico.

     On February 25, 1999, we acquired DCAP Insurance. At the time of the acquisition, there were 56 DCAP stores. Of these, one-half were either wholly-owned by DCAP Insurance or were owned partially by DCAP Insurance and partially by the operator of the location, and the other one-half were franchises. We provide the administrative services and functions of a "central office" to our wholly-owned and partially-owned offices. Franchises operate without the assistance of our "central office" functions.

     During the fiscal year ended December 31, 1999, our insurance operations generated a net loss of $173,160. During the six months ended June 30, 2000, these operations continued to generate a net loss. The losses were caused primarily by the substantial administrative expenses incurred in operating the insurance brokerage business.

     As a result, in August 2000, our Board of Directors determined to commence selling our interest in our wholly-owned and partially-owned stores and focus on our franchise operations. This determination was made with a view toward raising needed cash and eliminating the overhead expenses that are not incurred in connection with franchise operations.

     As a result of the store sales already made (as discussed above under "Sales Transactions") and in the event ownership of the eight stores subject to the sale agreements discussed above is transferred, we would have three remaining wholly-owned or partially-owned stores. We intend to sell our interest in those three stores.

     We currently have 55 franchise locations. There are also three locations subject to franchise agreements that have not yet opened for business. In addition, the eight stores subject to the agreements of sale are to become franchisees at the time ownership is transferred to the buyers. Therefore, inclusive of the three stores wholly-owned or partially-owned by us, there are 69 DCAP store locations.

     Following the sale of the eight stores to Messrs. Lang, Weinzimer and Certilman, our business will consist primarily of our insurance franchise operations and our related operations in the areas of income tax preparation, premium financing, and automobile club services. We also still operate the International Airport Hotel in San Juan, Puerto Rico. These operations are discussed in Item 1 of our Form 10-KSB for the year ended December 31, 2000. This proxy statement is accompanied by a copy of our 2000 Form 10-KSB. The effect of the sales of the stores on our operations is discussed in this proxy statement under this Proposal 2 in "Pro Forma Financial Statements."

     Valuation Analysis

     In connection with the contemplated sale of the eight stores to Messrs. Lang, Weinzimer and Certilman, an analysis was prepared that compared the terms of the sales to the terms of other recent sales of our stores to nonaffiliates.

     Terms of Comparable Sales

     We reviewed the terms of sale with respect to five stores we had sold between September and November 2000 (Staten Island, Brooklyn, Manhattan (2) and Bronx, New York). We also reviewed the terms of sale with respect to two of our stores we contemplated selling at the time (Yonkers and Brentwood, New York - we did in fact sell our Yonkers store in December 2000). Based on each of the store's historical level of commission income, there was derived a sales price multiple of trailing twelve month commission income for the twelve months ended
(i) December 31, 1999; (ii) September 30, 2000; and (iii) December 31, 2000. The sales price multiple was determined by dividing the sales price by the historical commission income for the relevant period. We believe that, in determining the sales price multiples for the various stores, we did not need to consider the location of the particular store since the fair market value of an insurance brokerage is generally based upon the store's historical commissions. Fixed assets of a particular store are generally nominal.

     The mean multiples for the closed sales of our five stores, the then pending sales of the two other stores and the entire group of the seven stores were calculated with respect to each of the time frames set forth in (i), (ii) and (iii) above, and applied to the eight stores that are proposed to be sold to Messrs. Lang, Weinzimer and Certilman. This yielded implied sales prices for each of the eight stores in the proposed transactions, and in the aggregate.

     The mean sales price multiple for the closed sales of the five stores was as follows:

     o    .63 for the twelve months ended December 31, 1999; and
     o    .73 for the twelve months ended September 30, 2000.

     The mean sales price multiple for the then pending sales of the two stores was as follows:

     o    .54 for the twelve months ended December 31, 1999;
     o    .55 for the twelve months ended September 30, 2000; and
     o    .57 for the twelve months ended December 31, 2000.

     The mean sales price multiple for all of the transactions involving the sales of the seven stores in total was as follows:

     o    .60 for the twelve months ended December 31, 1999;
     o    .67 for the twelve months ended September 30, 2000; and
     o    .57 for the twelve months ended December 31, 2000.

     Application of Multiples to Proposed Transactions

     We then applied the mean sales multiples for the five closed and two then pending store sales (seven in total) to the contemplated sales of the eight stores and found the following:

     Lang Stores

Aggregate Historical Commission Income

                               Twelve Months Ended
--------------------------------------------------------------------------------
December 31, 1999          September 30, 2000               December 31, 2000
-----------------          ------------------               -----------------

   $555,625                    $560,974                         $537,621

Implied Aggregate Sale Price for the Stores Using Mean Multiple of Commission Income

                               Twelve Months Ended
-------------------------------------------------------------------------------------------------
     December 31, 1999                 September 30, 2000                  December 31, 2000
---------------------------       ----------------------------       ----------------------------
Closed      Pending     All       Closed     Pending     All        Closed   Pending    All
------      -------     ---       ------     -------     ---        ------   -------    ---
 .63x         .54x       .60x      .73x       .55x        .67x        n/a     .57x       .57x
----         ----       ----      ----       ----        ----        ---      ----      ----

$350,044   $300,038   $333,375    $409,511   $308,536   $375,853      -      $306,444  $306,444

                                   *** *** ***

     Weinzimer Stores

Aggregate Historical Commission Income

                              Twelve Months Ended
-------------------------------------------------------------------------------
December 31, 1999          September 30, 2000                December 31, 2000
-----------------          ------------------                -----------------

  $605,811                     $608,373                          $618,006

Implied Aggregate Sale Price for the Stores Using Mean Multiple of Commission Income

                               Twelve Months Ended
--------------------------------------------------------------------------------------------------------
      December 31, 1999                  September 30, 2000                       December 31, 2000
----------------------------        ----------------------------            ----------------------------
Closed      Pending     All         Closed     Pending       All             Closed    Pending     All
------      -------     ---         ------     -------       ---             ------    -------     ---
 .63x        .54x        .60x        .73x       .55x          .67x             n/a      .57x        .57x
----        ----        ----        ----       ----          ----             ---      ----        ----

$381,661    $327,138   $363,487     $444,112   $334,605      $407,610         -        $352,263    $352,263

                                   *** *** ***

     Certilman Stores

Aggregate Historical Commission Income

                               Twelve Months Ended
--------------------------------------------------------------------------------
December 31, 1999          September 30, 2000                 December 31, 2000
-----------------          ------------------                 -----------------

   $381,681                    $390,629                            $379,303

Implied Aggregate Sale Price for the Stores Using Mean Multiple of Commission Income

                               Twelve Months Ended
----------------------------------------------------------------------------------------------------------
     December 31, 1999                     September 30, 2000                       December 31, 2000
---------------------------           ----------------------------            ----------------------------
Closed      Pending     All           Closed     Pending       All             Closed   Pending       All
------      -------     ---           ------     -------       ----            ------   -------       ---
 .63x        .54x        .60x           .73x       .55x         .67x             n/a     .57x          .57x
----        ----        ----           ----       ----         ----             ---     ----          ----

$240,459    $206,108    $229,009      $285,159    $214,846     $261,721         -       $216,203      $216,203

                                   *** *** ***




     It should be noted that, as discussed under "Certain Relationships and Related Transactions - March 2001 Transactions," concurrently with the execution of the agreements to sell the stores to Messrs. Lang, Weinzimer and Certilman, each of them agreed to the termination of his employment agreement with DCAP. In connection with the termination of Mr. Certilman's employment agreement, indebtedness of approximately $141,000 owed by him to us was canceled. Since neither Mr. Lang nor Mr. Weinzimer received any sums or debt forgiveness in connection with the termination of his employment agreement, certain price concessions (approximately $85,000 for each) were given to each of them in connection with the sale of the stores. As a result of the termination of the employment agreements with Messrs. Lang, Weinzimer and Certilman, we were relieved of an obligation to pay minimum aggregate salaries of approximately $1,760,000 through February 2004 (approximately $667,000 for Mr. Lang (net of the $62,500 payable to him pursuant to his new employment agreement with our subsidiary, DCAP Management); $729,000 for Mr. Weinzimer; and $365,000 for Mr. Certilman) in addition to other amounts that may have been payable pursuant to the employment agreements.


     Stockholder Approval


     We are submitting the transactions discussed above under "Sales Transactions" (i.e., the May 2000 sale, the September 2000 - February 2001 sales, and the March 2001 agreements to sell) to our stockholders for approval based upon our belief that the assets sold and agreed to be sold may constitute, under Delaware law, substantially all of our assets. Stockholder approval is being sought for the transactions in their totality and not individually; however, as discussed below, the obtaining of, or the failure to obtain, stockholder approval will affect the sales transactions in different ways.

     The assets sold by us during 2000 and 2001 constituted approximately 9% of our total assets as of December 31, 1999. The DCAP stores subject to the completed sales generated approximately 28% and 24% of our total revenues during the fiscal year ended December 31, 1999 and the three months ended March 31, 2000, respectively.


     The assets agreed to be sold to Messrs. Lang, Weinzimer and Certilman constituted approximately 12% of our total assets as of December 31, 2000. The stores subject to these sales generated approximately 30% of our total revenues for the year ended December 31, 2000.


     The sales to Messrs. Lang, Weinzimer and Certilman pursuant to the March 2001 agreements are not yet final and are subject to the receipt of approval by our stockholders of the sales (either individually, as a group or as part of a sale of our assets that may constitute a sale of substantially all of our assets).

     At the time of execution of the March 2001 agreements with Messrs. Lang and Weinzimer, each of them paid to us the entire purchase price for his stores. Mr. Certilman paid $197,000 of his purchase price at the time of execution of his agreement. In the event stockholder approval is not received by December 31, 2001, each of Messrs. Lang, Weinzimer and Certilman may demand a return of his respective payment. As security for the return of the amounts paid to us, we granted to each of Messrs. Lang, Weinzimer and Certilman a security interest in the assets they agreed to acquire. In the event of a demand by Messrs. Lang, Weinzimer and/or Certilman, we have the option to require that, instead of our having to repay the sums, they foreclose upon their respective liens. In the event of foreclosure, Messrs. Lang, Weinzimer and Certilman will have obtained their respective stores without stockholder approval of the transaction.

     In contrast with the March 2001 agreements, the sales that were completed between May 2000 and February 2001 are final and binding and are not subject to stockholder approval or ratification. No party to any of the sales agreements was given any right to undo any of the transactions in the event stockholder approval or ratification was not obtained. Therefore, in the event stockholders do not approve Proposal 2, there will be no effect upon the validity of these completed sales. Stockholder approval of Proposal 2 would, however, serve to signify that the stockholders have ratified these sales.


     Regulatory Requirements

     No federal or state regulatory requirements must be complied with or approval must be obtained (other than stockholder approval) in connection with the sales of the stores.

     Pro Forma Financial Statements

     The following unaudited pro forma condensed consolidated financial statements give effect to the sale of our interest in eleven DCAP stores in 2000 and 2001 and our contemplated sale of the eight DCAP stores to Messrs. Lang, Weinzimer and Certilman, as described below. These pro forma financial statements are presented for illustrative purposes only and therefore are not necessarily indicative of the operating results that might have been achieved had the sales occurred as of an earlier date. They are also not necessarily indicative of the operating results which may occur in the future.


     A pro forma condensed consolidated balance sheet is provided as of June 30, 2001, giving effect to the consummation of our contemplated sales of the eight DCAP stores to Messrs. Lang, Weinzimer and Certilman as though they had occurred on that date. No pro forma adjustment is made for the completed sales of the eleven stores since all were consummated prior to June 30, 2001. Pro forma condensed consolidated statements of operations are provided for the six month period ended June 30, 2001 and the year ended December 31, 2000, giving effect to the consummation of all of the sales of the stores (both completed and pending) as though they had occurred on January 1, 2000.


     The pro forma financial statements are based on preliminary estimates of values and transaction costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

     The pro forma financial data does not give effect to any of the other transactions entered into concurrently with the agreements to sell the stores to Messrs. Lang, Weinzimer and Certilman. These other transactions are discussed under "Certain Relationships and Related Transactions - March 2001 Transactions" and include the termination or amendment of employment agreements with Messrs. Lang, Weinzimer and Certilman pursuant to which we were relieved of an obligation to pay minimum aggregate salaries of approximately $1,760,000 through February 2004 in addition to other amounts that may have been payable pursuant to the employment agreements.


     The historical consolidated statement of operations presented for the year ended December 31, 2000 is derived from our separate historical consolidated financial statements and should be read in conjunction with these financial statements which are incorporated by reference in this proxy statement. The historical condensed consolidated balance sheet as of June 30, 2001 and condensed consolidated statement of operations for the six months ended June 30, 2001 are derived from our historical interim consolidated financial statements incorporated by reference in this proxy statement. The historical six month financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial information, and, in the opinion of our management, include all adjustments necessary for a fair presentation of the financial information for such interim period.


                                DCAP GROUP, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001

                       ASSETS                                           Pro Forma Adjustments
                       ------                                           ---------------------
                                                   Historical      Lang          Weinzimer    Certilman     Pro Forma
                                                   ----------      ----          ---------    ---------     ---------
Current assets:
   Cash and cash equivalents                   $    593,250     $         -    $       -     $      -    $   593,250
   Accounts receivable, net                         267,796               -            -            -        267,796
   Notes and other receivables                      131,997               -            -            -        131,997
   Prepaid expenses and other current assets         57,607               -            -            -         57,607
                                                  ----------        -------      -------      -------     ----------

    Total current assets                          1,050,650               -            -            -      1,050,650

PROPERTY AND EQUIPMENT, net                         783,212          (5,000)(2)  (23,000)(2)        -        755,212
GOODWILL                                            751,682        (256,667)(1) (285,000)(1)  (197,448)(1)    12,567
OTHER INTANGIBLES                                   268,036               -            -            -        268,036
OTHER                                                99,268               -            -            -         99,268
                                                 ----------       ----------    ---------     --------    -----------
                                                $ 2,952,848      $ (261,667)   $(308,000)    $(197,448)  $ 2,185,733
                                                 ==========       ==========    =========    =========   ===========

      Liabilities and Stockholders' Equity
      ------------------------------------

Current liabilities:
   Accounts payable and other accrued expenses  $ 1,543,206       $       -     $      -     $      -    $ 1,543,206
   Current portion of long-term debt                  5,420               -            -            -          5,420
   Current portion of capital lease obligations      96,474               -      (15,000)(2)        -         81,474
   Deferred revenue                                 188,523               -            -            -        188,523
   Deposits on sale of stores                       739,115        (256,667)(1) (285,000)(1)  (197,448)(1)       -
   Debentures payable                               154,200               -            -            -        154,200
                                                 ----------        ----------   ---------     ---------   ----------
    Total current liabilities                     2,726,938        (256,667)    (300,000)     (197,448)    1,972,823
                                                 ----------        ----------   ---------     ---------   ----------
LONG-TERM DEBT                                      193,790               -            -            -        193,790
CAPITAL LEASE OBLIGATIONS                           162,907               -      (15,000)(2)        -        147,907
DEFERRED REVENUE                                     40,000               -            -            -         40,000
MINORITY INTEREST                                    24,948               -            -            -         24,948

Stockholders' equity:
   Common stock, $.01 par value, authorized
    25,000,000, issued, 15,068,018 shares           150,680               -            -            -        150,680
   Capital in excess of par                       9,752,409               -            -            -      9,752,409
   Deficit                                       (9,170,170)         (5,000)(2)    7,000 (2)        -     (9,168,170)
                                                 -----------         -------(3) -------- (3)     -------  ----------
                                                    732,919          (5,000)       7,000            -        734,919
   Treasury stock                                  (928,654)             -            -             -       (928,654)
                                                   ---------         -------    --------      -------     ----------
                                                   (195,735)         (5,000)       7,000            -       (193,735)
                                                   ---------         -------    --------      -------     ----------

                                                $ 2,952,848      $ (261,667)   $(308,000)  $  (197,448) $  2,185,733
                                                ===========       ==========    ========    ==========   ===========

           See accompanying notes to pro forma condensed consolidated financial statements

                        DCAP GROUP, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET


                                  JUNE 30, 2001




1. To record cash received and related goodwill written off in connection with the sale of eight DCAP stores.

2. To write off fixed assets and related capital lease obligations transferred to buyers in connection with the sale of eight DCAP stores.


3. The adjustment reflected herein is not included in the pro forma statements of operations because it will not have a continuing impact.


                                DCAP GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001


                              Sale of Stores
                              Not Subject to                               Sale of Stores
               Historical  Shareholder Approval   Subtotal    to K. Lang  to A. Weinzimer  to M. Certilman   Adjustments  Pro Forma
               ----------  --------------------   --------    ----------  ---------------  ---------------   -----------  ---------
REVENUES:
 Commissions
 and fees     $ 1,383,763    $   (22,572)(1)      $1,361,191  $(159,376)(1) $(187,175)(1)  $ (103,003)(1)    $    -       $ 911,637

 Rooms            498,608              -             498,608          -             -               -             -         498,608
 Other
 operating
 departments       17,497              -              17,497          -             -               -             -          17,497
              -----------      -----------        ----------  -----------  -----------     -----------       ---------    ---------

  Total
  revenues      1,899,868        (22,572)          1,877,296   (159,376)     (187,175)       (103,003)            -       1,427,742

OPERATING EXPENSES:

 General and
 administrative
 expenses       2,495,583         (6,447)(2)       2,489,136   (205,900)(2)  (217,649)(2)    (111,984)(2)         -       1,953,603
 Departmental     139,631              -             139,631          -             -               -             -         139,631
 Depreciation
 and
 amortization     171,906         (1,700)(3)         170,206     (3,500)(3)    (7,200)(3)      (1,900)(3)     (50,461)(3)   107,145
                ----------     ----------         ----------  ----------    ----------     -----------      ----------    ---------
   Total
 operating
 expenses       2,807,120         (8,147)          2,798,973   (209,400)     (224,849)       (113,884)        (50,461)    2,200,379

OPERATING
(LOSS)INCOME     (907,252)       (14,425)           (921,677)    50,024        37,674          10,881          50,461      (772,637)

OTHER(EXPENSE)
INCOME:

 Interest income    9,402              -               9,402          -             -               -               -         9,402
 Interest expense (30,642)             -             (30,642)         -         3,000(4)            -               -       (27,642)
 Gain on sale
 of DCAP stores    56,043        (56,043)(5)               -          -             -               -               -            -
                ----------     ----------          ----------  ----------     ---------     ----------      -----------    ---------
                   34,803        (56,043)            (21,240)         -         3,000               -               -      (18,240)

LOSS BEFORE
INCOME TAXES
AND MINORITY
INTEREST         (872,449)       (70,468)           (942,917)    50,024        40,674          10,881           50,461     (790,877)

INCOME TAXES       20,304              -              20,304          -             -               -               -        20,304
                 ---------     ----------           ---------  ---------     --------        --------        ---------    ---------
LOSS BEFORE
MINORITY
INTEREST         (892,753)       (70,468)           (963,221)    50,024        40,674          10,881           50,461     (811,181)

MINORITY
INTEREST            5,148              -               5,148          -             -               -               -         5,148
                 ---------     ----------           --------   ---------     --------        --------        ---------    ---------

NET LOSS        $(887,605)     $ (70,468)         $ (958,073)  $ 50,024      $ 40,674        $ 10,881        $  50,461   $ (806,033)
                ==========     ==========         ===========  ==========    ========        ========        =========    =========

NET LOSS PER
COMMON SHARE

 Basic          $   (0.06)                                                                                               $ (0.05)
                ==========                                                                                                =======

 Diluted        $   (0.06)                                                                                               $ (0.05)
                ==========                                                                                                =======

WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING

 Basic         15,068,018                                                                                                15,068,018
               ==========                                                                                                ===========

 Diluted       15,068,018                                                                                                15,068,018
               ==========                                                                                                ===========


                        DCAP GROUP, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS


                         SIX MONTHS ENDED JUNE 30, 2001




1. To eliminate commissions and fees earned by wholly-owned offices that were sold and agreed to be sold.

2. To eliminate the general and administrative costs generated by wholly-owned offices that were sold and agreed to be sold.

3. To eliminate the amortization of goodwill and depreciation on property and equipment related to the wholly-owned offices that were sold and agreed to be sold.

4. To eliminate the interest expense on capital leases assumed by the purchasers of the wholly-owned offices.


5. The gain on the sale of the DCAP stores is not included in the pro forma statement of operations because it will not have a continuing impact.


                                DCAP GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                    Sale of Stores
                                    Not Subject to
                                    Shareholder                  Sale of Stores  Sale of Stores   Sale of Stores  Adjust-    Pro
                      Historical      Approval        Subtotal    to K. Lang    to A. Weinzimer   to M.Certilman  ments     Forma
                     ----------    --------------     --------  -------------   ---------------   --------------  -------  -------
REVENUES:
  Commissions
   and fees           $ 6,716,356   $ (1,124,802)(1)  $ 5,591,554   $(829,119)  $ (957,434)(1)   $(529,239)(1)  $    -   $ 3,275,762
  Rooms                   970,195              -          970,195          -               -           -             -       970,195
  Other operating
   departments            128,873              -          128,873          -               -           -             -       128,873
                       ----------     -----------       ---------    ---------    ----------       --------       -----    ---------
  Total revenues        7,815,424     (1,124,802)       6,690,622    (829,119)     (957,434)       (529,239)          -    4,374,830

 OPERATING EXPENSES:

  General and
   administrative
   expenses             7,858,726      (534,479)(2)     7,324,247   (661,570)(2)   (804,846)(2)  (413,499)(2)        -    5,444,332
   Impairment of
    intangible asets      201,000              -          201,000          -                -            -           -      201,000
   Impairment of notes
    receivabe              81,000              -           81,000          -                -            -           -       81,000
   Departmental           382,683              -          382,683          -                -            -           -      382,683
   Depreciation and
    amortization          788,259        (11,000)(4)      777,259    (14,000)(4)    (28,800)(4)    (7,600)(4) (343,285)(4)  383,574
                        ---------      ----------       ---------    --------      ---------      --------    --------     --------

    Total operating
     expenses           9,311,668       (545,479)       8,766,189   (675,570)      (833,646)     (421,099)    (343,285)   6,492,589

OPERATING LOSS         (1,496,244)      (579,323)      (2,075,567)  (153,549)      (123,788)     (108,140)     343,285   (2,117,759)

OTHER (EXPENSE) INCOME:

  Interest income          78,660              -           78,660          -           -           -                 -       78,660
  Interest expense       (144,173)             -         (144,173)         -           -           -            37,543(5)  (106,630)
  Loss on sale of DCAP
    stores             (2,136,681)      2,136,681(3)            -          -  (6)      -  (6)      -   (6)           -            -
                       -----------      -----------    -----------  ----------     ----------    ---------   ------------   -------

                       (2,202,194)      2,136,681         (65,513)         -           -           -            37,543      (27,970)

 LOSS BEFORE INCOME
  TAXES AND MINORITY
  INTEREST             (3,698,438)     (1,557,358)     (2,141,080)  (153,549)      (123,788)     (108,140)     380,828   (2,145,729)

 INCOME TAXES              25,000              -           25,000          -           -           -                 -       25,000
                       -----------      ----------     -----------  ---------      ---------      ---------  ----------   ----------

 LOSS BEFORE
  MINORITY INTEREST    (3,723,438)     (1,557,358)     (2,166,080)  (153,549)      (123,788)     (108,140)     380,828   (2,170,729)

 MINORITY INTEREST          5,141              -            5,141          -           -           -                 -        5,141
                      ------------      ----------     ----------   ---------     ----------    ----------   ----------  ----------
 NET LOSS            $ (3,718,297)    $(1,557,358)    $(2,160,939) $(153,549)    $ (123,788)   $ (108,140)  $  380,828  ($2,165,588)
                      ============      ==========     ===========  =========     ==========    ==========   =========   ==========

 NET LOSS PER COMMON SHARE

      Basic          $      (0.25)                                                                                      $     (0.15)
                     ============                                                                                       ===========

      Diluted        $      (0.25)                                                                                      $     (0.15)
                     ============                                                                                       ===========

 WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING

      Basic            14,751,832                                                                                         14,751,832
                       ==========                                                                                         ==========

      Diluted          14,751,832                                                                                         14,751,832
                       ==========                                                                                         ==========


                        DCAP GROUP, INC. AND SUBSIDIARIES


                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2000



1. To eliminate commissions and fees earned by wholly-owned and joint venture offices that were sold and agreed to be sold.

2. To eliminate the general and administrative costs generated by wholly-owned and joint venture offices that were sold and agreed to be sold.


3. The loss on the sale of the DCAP stores is not included in the pro forma statement of operations because it will not have a continuing impact.


4. To eliminate the amortization of goodwill and depreciation of property and equipment related to the wholly-owned and joint venture offices that were sold and agreed to be sold.

5. To eliminate the interest expense on capital leases assumed by the purchasers of the wholly-owned and joint venture offices.

6. No adjustment has been made to reflect the gain on the sale of the eight DCAP stores as it will not have a continuing impact. Such gain has been reflected in the pro forma balance sheet at June 30, 2001 as an adjustment to retained earnings.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. Our Board of Directors recommends a vote FOR approval of the sale of assets.

                 PROPOSAL 3: AMENDMENT TO 1998 STOCK OPTION PLAN
                     TO INCREASE NUMBER OF AUTHORIZED SHARES


     The Board of Directors recommends that stockholders approve an amendment to our 1998 Stock Option Plan to increase the number of common shares authorized to be issued from 2,000,000 to 3,000,000. As of September 30, 2001, there were 1,750,000 common shares issuable pursuant to the exercise of outstanding options granted under the plan. The plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership. In order to continue to provide appropriate equity incentives to employees in the future, the Board has approved an increase in the number of reserved shares subject to stockholder approval. As discussed below, the plan is also designed to provide incentives to non-employee directors of, and consultants and advisors to, us and our subsidiaries.


     The following statements include summaries of certain provisions of the plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the plan, a copy of which is available at our offices.

     Purpose

     The purpose of the plan is to advance the interests of DCAP by inducing persons or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us and our subsidiaries by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests, and by providing such employees, non-employee directors, consultants and advisors with an additional incentive to promote success of DCAP.

     Administration

     The plan provides for its administration by the Board or by a committee consisting of at least one person chosen by the Board. The Board or the committee has authority (subject to certain restrictions) to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom options will be granted, and to determine the times at which and the exercise price for which options will be granted. The Board or the committee is authorized to interpret the plan and the interpretation and construction by the Board or the committee of any provision of the plan or of any option granted thereunder shall be final and conclusive. The receipt of options by directors or any members of the committee shall not preclude their vote on any matters in connection with the administration or interpretation of the plan.

     Nature of Options

     The Board or committee may grant options under the plan which are intended to either qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (we refer to this as the "Code") or not so qualify. We refer to options that do not so qualify as "nonstatutory stock options." The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under "Federal Income Tax Consequences."

     Eligibility


     Subject to certain limitations as set forth in the plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees or, in the case of nonstatutory stock options, are employees or non-employee directors of, or certain consultants or advisors to, us or our subsidiaries. At September 30, 2001, approximately 11 employees and three non-employee directors were eligible to receive options under the plan.


     Option Price

     The option price of the shares subject to an incentive stock option may not be less than the fair market value (as such term is defined in the plan) of the common shares on the date upon which such option is granted. In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common shares on the date upon which such option is granted.

     The option price of shares subject to a nonstatutory stock option will be determined by the Board of Directors or the committee at the time of grant and need not be equal to or greater than the fair market value of our common shares.


     On October 22, 2001, the closing bid price for our common shares, as reported by the Bulletin Board, was $.25 per share.


     Exercise of Options

     An option granted under the plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder's delivery of (i) a check in such amount or (ii) previously acquired common shares, the fair market value of which shall be determined as of the date of exercise, or a combination of (i) and (ii).

     Duration of Options

     No incentive stock option granted under the plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

     Nonstatutory stock options granted under the plan may be of such duration as shall be determined by the Board or the committee.

     Non-Transferability

     Options granted under the plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by the optionee.

     Death, Disability or Termination of Employment

     Subject to the terms of the stock option agreement pursuant to which options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall be terminated for cause, or such employment or services shall be terminated voluntarily, any options held by such persons or entities shall expire immediately. If such employment or services shall terminate other than by reason of death or disability, voluntarily by the employee, non-employee director, consultant or advisor or for cause, then, subject to the terms of the stock option agreement pursuant to which options are granted, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option. For purposes of the plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by us or at the normal retirement date prescribed from time to time by us shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

     Subject to the terms of the stock option agreement pursuant to which options are granted, if an option holder under the plan (i) dies while employed by us or any of our subsidiaries or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, or (ii) dies within three months after the termination of his employment or services other than voluntarily or for cause, then such option may be exercised by the estate of the employee, non-employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his death. Subject to the terms of the stock option agreement pursuant to which options are granted, if the holder of an option under the plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee director of, or consultant or advisor to, us or any of our subsidiaries, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.

     Amendment and Termination

     The plan (but not options previously granted thereunder) shall terminate on November 2, 2008, ten years from the date that it was adopted by the Board. Subject to certain limitations, the plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

     Plan Benefits

     To date, we have granted options under the plan as follows:



                                                                  Common Shares              Average Weighted
                                                                   Underlying                Exercise Price
          Name and Position                                      Options Granted                 Per Share
         -----------------                                       ---------------                 ---------
Barry Goldstein, President, Chairman of the                       1,000,000                        $.25
Board, Chief Executive Officer, Chief Financial
Officer and Treasurer
Morton L. Certilman, formerly Chairman of the                       225,000                       $2.69
  Board; currently Secretary
Jay M. Haft, formerly Vice Chairman of the                          225,000                       $2.69
  Board
Kevin Lang, formerly President of DCAP Group                        200,000                       $2.69
  and President of DCAP Management
Abraham Weinzimer, formerly Executive Vice                          200,000(1)                    $2.69
  President
Richard Maikis, Consultant                                          100,000(1)                    $1.00
All current executive officers as a group                         1,000,000                        $.25
(1 person)
All current directors who are not executive                         450,000                       $2.69
officers as a group (3 persons)
All employees, including all current officers                             -                           -
who are not executive officers, as a group
---------------


(1)      Expired.

     Federal Income Tax Consequences

     Nonstatutory Stock Options

     Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a "readily ascertainable fair market value" when it is granted. This rule will apply to our grant of nonstatutory stock options. Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him nor a deduction to us. Instead, the optionee will recognize compensation income at the time he exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to him over the option price. Subject to the applicable provisions of the Code and the Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee's income.

     For purposes of determining the optionee's gain or loss on the sale or other disposition of the shares transferred to him upon exercise of a nonstatutory stock option, the optionee's basis in such shares will be the sum of his option price plus the amount of compensation income recognized by him on exercise. Such gain or loss will be capital gain or loss and will be long- term or short-term depending upon whether the optionee held the shares for more than one year or one year or less. No part of any such gain will be an "item of tax preference" for purposes of the "alternative minimum tax."

     Incentive Stock Options

     Options granted under the plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

     Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the incentive stock option. For purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to him upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

     Generally, we will not be allowed a deduction with respect to an incentive stock option. However, if an optionee fails to meet the foregoing holding period requirements (a so-called disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

     For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee's alternative minimum taxable income. In addition, for purposes of such tax, the basis of such shares will include such excess.

     To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options. In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options. In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares present at the meeting, in person or by proxy, is required for approval of this proposal. Our Board of Directors recommends a vote FOR this proposed amendment to the 1998 Stock Option Plan.

              PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION
                 TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES

     Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article FOURTH of our Certificate of Incorporation to increase the number of authorized common shares from 25,000,000 to 40,000,000. Our Board believes that the increase in authorized shares is in our best interest so as to make additional common shares available for acquisitions, financings, present and future employee benefit programs and other corporate purposes.

     The additional common shares resulting from the stockholder approval of the authorized share increase may be issued from time to time as our Board of Directors may determine without further action of our stockholders. Although our Board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to use the additional common shares as a defensive tactic against hostile takeover attempts. The authorization of such additional common shares will have no current anti-takeover effect. No hostile takeover attempts are, to our management's knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or By-Laws or other material agreements to which we are a party that would, in our management's judgment, have an anti-takeover effect; however, pursuant to our Certificate of Incorporation, if our stockholders wish to take action by written consent in lieu of a meeting, then the unanimous written consent of our stockholders is required to take the action

(rather than a majority as would otherwise be the case) if the action is not supported by our Board of Directors.

     The relative rights and limitations of the common shares would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares could result in the dilution of the ownership interest of existing stockholders.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the proposed amendment to the Certificate of Incorporation.

              PROPOSAL 5: AMENDMENT TO CERTIFICATE OF INCORPORATION
               TO PROVIDE FOR AUTHORITY TO ISSUE PREFERRED SHARES

     Our Board of Directors has recommended an amendment to our Certificate of Incorporation to provide for the authority to issue up to 1,000,000 preferred shares, $.01 par value, in one or more classes or series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges.

     The preferred shares, if approved and authorized, would be utilized for various corporate purposes including as consideration in connection with future corporate acquisitions and to raise additional capital. Our Board believes it is desirable to have our authorized capital sufficiently flexible so that future business needs and corporate opportunities may be dealt with by our Board of Directors without undue delay or the necessity of holding a special stockholders' meeting.

     The additional preferred shares resulting from the stockholder approval of the proposal may be issued from time to time as our Board of Directors may determine without further action of our stockholders. Although our Board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to use the shares as a defensive tactic against hostile takeover attempts. The authorization of such shares will have no current anti-takeover effect. No hostile takeover attempts are, to our management's knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or By-Laws or other material agreements to which we are a party that would, in our management's judgment, have an anti-takeover effect; however, pursuant to our Certificate of Incorporation, if our stockholders wish to take action by written consent in lieu of a meeting, then the unanimous written consent of our stockholders is required to take the action (rather than a majority as would otherwise be the case) if the action is not supported by our Board of Directors.

     The proposed preferred shares could result in the dilution of the ownership interest of existing stockholders. In addition, because of its broad discretion with respect to the creation and issuance of preferred shares without stockholder approval, our Board of Directors could adversely affect the voting power of the holders of common shares by granting supervoting powers to the holders of preferred shares. Also, our Board could issue preferred shares that have a preferential right to the holders of common shares with respect to dividends and upon liquidation. Further, conversion and redemption rights granted to the holders of preferred shares could adversely affect the holders of common shares.

     The authority to be given to our Board of Directors pursuant to the proposed amendment is attached as Appendix A to this proxy statement.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board recommends a vote FOR adoption of this proposed amendment to the Certificate of Incorporation.

              PROPOSAL 6: AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO BROADEN CORPORATE PURPOSES

     Our Board of Directors has recommended an amendment to Article THIRD of our Certificate of Incorporation to broaden the corporate purposes to include any lawful act or activity for which corporations may be organized under Delaware Law.

     The current purpose and powers clause of our Certificate of Incorporation, which has not been amended since the original Certificate of Incorporation was filed in 1961, contains thirteen subparagraphs. Since 1961, custom, usage and the laws of the State of Delaware have changed. Under current Delaware law, this specific enumeration of business functions is no longer necessary, and a brief statement of business purposes suffices. The amendment would permit us to engage in any kind of lawful corporate activity.

     Article THIRD of our Certificate of Incorporation, as proposed to be amended, is attached as Appendix B to this proxy statement.

     Recommendation and Required Vote

     The affirmative vote of the holders of a majority of our outstanding common shares is required for approval of this proposal. The Board recommends a vote FOR adoption of this proposed amendment to the Certificate of Incorporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Holtz Rubenstein & Co., LLP has served as our auditors since 1990 and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2000.

     It is not expected that a representative of Holtz Rubenstein will attend the meeting.

     Audit Fees

     The aggregate fees billed by Holtz Rubenstein for professional services rendered for the audit of our annual financial statements for the 2000 fiscal year and the review of the financial statements included in our Forms 10-QSB for that fiscal year were approximately $71,000.

     Financial Information Systems Design and Implementation Fees

     During fiscal 2000, Holtz Rubenstein did not render to us any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     All Other Fees

     The aggregate fees billed for services rendered by Holtz Rubenstein for fiscal 2000, other than the services described above under "Audit Fees", were approximately $2,000.

     The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Holtz Rubenstein's independence.

                              STOCKHOLDER PROPOSALS


    Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Hewlett, New York by June 27, 2002 for inclusion in our proxy statement and form of proxy relating to such meeting. We, however, intend to hold our next annual meeting earlier in 2002 than in 2001. Accordingly, we suggest that stockholder proposals intended to be presented at the next annual meeting be submitted well in advance of April 15, 2002, the earliest date upon which we anticipate the proxy statement and form of proxt relating to such meeting will be released to stockholders.


     The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

     1. Stockholder Proposals. In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

     o a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

     o    the name and address of the stockholder proposing such business;

     o the class and number of our shares of which are beneficially owned by such stockholder; and

     o    any material interest of such stockholder in such business.

     2. Stockholder Nominees. In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

     o the day on which the notice of the date of the meeting was mailed to stockholders, or

     o    the day on which such public disclosure of the meeting date was made.

     The stockholder sending the notice of nomination must describe various matters, including such information as:

     o the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

     o any other information relating to such nominee required to be disclosed in a proxy statement; and

     o    the name, address and number of shares held by the stockholder.

     These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.


     Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 1158 Broadway, Hewlett, New York 11557. The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 through 6 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     This proxy statement is accompanied by a copy of our 2000 Form 10-KSB and our Form 10-QSB for the period ended June 30, 2001.


     The following information from our 2000 Form 10-KSB (File No. 0-1665), as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

     o    "Description of Business," included in Item 1 thereof;

     o    "Description of Property," included in Item 2 thereof;

     o    "Legal Proceedings," included in Item 3 thereof;

     o "Management's Discussion and Analysis or Plan of Operation," included in Item 6 thereof;

     o our consolidated financial statements as of December 31, 2000 and for the years ended December 31, 1999 and 2000, included in Item 7 thereof; and

     o "Changes in and Disagreements with Accountants," included in Item 8 thereof.


     The following information from our Form 10-QSB for the period ended June 30, 2001 (File No. 0-1665), as filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this proxy statement:

     o Our consolidated financial statements as of June 30, 2001 and for the six months ended June 30, 2001 and 2000, included in Part I, Item 1 thereof; and


     o "Management's Discussion and Analysis or Plan of Operation," included in Part I, Item 2 thereof.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

                                                     Barry Goldstein
                                                     Chief Executive Officer




Hewlett, New York
October 25, 2001

                                                                    Appendix A

     The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of such shares or series thereof. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

          (i) The designation of any series.

          (ii) The number of shares initially constituting any such series.

          (iii)The increase, and the decrease to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

          (iv) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

          (v) Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

          (vi) The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to such shares.

          (vii) Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

          (viii) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

          (ix) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

          (x) Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

          (xi)  Any  other   relative   rights,   preferences,   qualifications,
     limitations and restrictions.

                                                                  Appendix B

     "THIRD: The nature of the business of the Corporation, and the objects and purposes proposed to be transacted, promoted and carried on by it, shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

                                DCAP GROUP, INC.

           This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Barry Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated below, all the common shares of DCAP Group, Inc. (the "Company") held of record by the undersigned at the close of business on October 15, 2001 at the Annual Meeting of Stockholders to be held on November 27, 2001 or any adjournment thereof.


1.   Election of Directors:

FOR all nominees listed below                   WITHHOLD AUTHORITY to vote
(except as marked to the contrary)              for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

   Barry Goldstein    Morton L. Certilman    Jay M. Haft    Robert M. Wallach

2. Proposal to approve and ratify the sale by the Company and its subsidiaries of assets that may constitute, under Delaware law, substantially all of its assets.

     FOR ____               AGAINST ____            ABSTAIN ____

3. Proposal to approve an increase in the number of common shares authorized to be issued pursuant to the Company's 1998 Stock Option Plan from 2,000,000 to 3,000,000.

     FOR ____               AGAINST ____            ABSTAIN ____

4.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to increase the number of authorized common shares from 25,000,000 to 40,000,000.

     FOR ____               AGAINST ____            ABSTAIN ____

5.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to provide for the authority to issue up to 1,000,000 preferred shares.

     FOR ____               AGAINST ____            ABSTAIN ____

6.   Proposal  to  approve  an  amendment  to  the  Company's   Certificate   of
     Incorporation to broaden the corporate purposes to include any lawful act or activity for which corporations may be organized under Delaware law.

     FOR ____               AGAINST ____            ABSTAIN ____

7. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposals 2, 3, 4, 5, and 6.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                     Please sign exactly as name
                                                     appears below. When shares
                                                     are held by joint tenants,
                                                     both should sign. When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     the President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.


                                                     Dated:_______________, 2001


                                                     Signature


                                                     Signature if held jointly